Exhibit 10.4

RESOLUTION OF THE BOARD OF DIRECTORS

OF WORONOCO SAVINGS BANK

(Amendments)

I.	Supplemental Executive Retirement Agreement

WHEREAS, Woronoco Savings Bank (the “Bank”) has entered into a Supplemental Executive Retirement Agreement with Messrs Mahoney and Calheno and Ms. Murphy (collectively the “Executives”) effective June 19, 2002; and

WHEREAS, in connection with the anticipated merger of Woronoco Bancorp, Inc. into Berkshire Hills Bancorp, Inc. (the “Merger”), the Bank wishes to amend the Supplemental Executive Retirement Agreements with the Executives to delete the definition of Change in Control and Good Reason; and

WHEREAS, in connection with the Merger, the Executives have entered into termination agreements and have consented to the following amendment to their individual Supplemental Executive Retirement Agreements.

NOW, THEREFORE, BE IT RESOLVED, that Section 3 of each Executive’s Supplemental Executive Retirement Agreement is amended to read in its entirety as follows:

“Section 3. Termination of Employment Prior to a Retirement Date

(a) Except as otherwise provided in this Section 3, in the event of the Executive’s termination of employment prior to a Retirement Date, other than by reason of his death or Disability, no Supplemental Benefit shall be payable to the Executive.

(b) In the event of the Executive’s voluntary termination of employment prior to a Retirement Date other than by reason of his death or Disability, if the Executive has attained age 55 as of the effective date of his termination of employment, then the Executive shall receive a Supplemental Benefit determined in accordance with and payable under Section 2 of this Agreement, except that the Supplemental Benefit described in Section 2(a) shall be reduced by six percent (6%) for each full year by which the Executive’s date of termination precedes the Executive’s 62nd birthday.

(c) In the event of the Executive’s termination of employment prior to a Retirement Date by reason of his death or Disability, the Executive or the Executive’s Beneficiary, as the case may be, shall receive a Supplemental Benefit determined in accordance with and payable under Section 2 of this Agreement, as if his date of termination of employment were his Retirement Date.”

II.	Woronoco Savings Bank Supplemental Executive Retirement Plan (“ESOP SERP”)

WHEREAS, the ESOP SERP provides the Executives with a Supplemental ESOP benefit and a Supplemental Stock Ownership Benefit (as such terms are defined in the ESOP SERP); and

WHEREAS, in connection with the anticipated Merger, the Bank wishes to freeze the ESOP SERP effective December 31, 2004; and

WHEREAS, the Bank also wishes to amend the ESOP SERP to delete all references and provisions relating to a Change in Control and remove the Supplemental Stock Ownership Benefit; and

WHEREAS, the Executives have acknowledged that once the ESOP SERP is amended, the only benefit they will receive upon any termination of employment, whether prior to or after the Effective Date of the Merger, will be their accrued and vested Supplemental ESOP Benefit (as defined in the ESOP SERP) as of the date the Merger Agreement is executed, plus any additional amounts that may be credited to each Executive’s Supplemental ESOP Benefit Account in respect of the 2004 plan year annual contributions to the ESOP.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby freezes the ESOP SERP effective December 31, 2004; and

BE IT FURTHER RESOLVED, that the Board of Directors hereby amends the ESOP SERP effective December 31, 2004 as follows:

First Change

All references to a Change in Control and a Supplemental Stock Ownership Benefit are deleted in the ESOP SERP.

Second Change

Sections 4.02, 5.02 and 6.02 of the ESOP SERP are deleted in their entirety.

CERTIFICATION

I, Terry J. Bennett, Acting Secretary of Woronoco Savings Bank, hereby certify that the above resolution was unanimously adopted by the Board of Directors of Woronoco Savings Bank at a meeting of the Board duly held on December 15, 2004.

/s/ Terry J. Bennett